Workiva Inc. Announces Second Quarter 2021 Financial Results
•Increased Q2 2021 Subscription & Support Revenue by 29.0% over Q2 2020
•Generated Total Q2 2021 Revenue of $105.6 Million, up 25.9% over Q2 2020
•Achieved 46% YOY Growth of Customers with Annual Contract Value Over $150K
•Raises Full-Year 2021 Revenue Guidance

AMES, Iowa - August 3, 2021 – Workiva Inc. (NYSE:WK), the company that simplifies complex work, today announced financial results for its second quarter ended June 30, 2021.
"Our results continue to build on our market leadership and the increased demand for regulatory reporting and fit-for-purpose solutions to support digital transformations," said Marty Vanderploeg, Chief Executive Officer. "Our strong bookings from existing customers reflect our enhanced ability to cross-sell multiple solutions."
"The entire Workiva team is focused on growing the business through new logos, maintaining high customer retention, and account expansion," Vanderploeg added.
"We beat guidance for revenue and operating results," said Jill Klindt, Chief Financial Officer. "Due to continued broad-based demand and the resulting top-line growth, we are raising our full-year revenue guidance range to $430 million to $432 million."
Second Quarter 2021 Financial Highlights
•Revenue: Total revenue for the second quarter of 2021 reached $105.6 million, an increase of 25.9% from $83.9 million in the second quarter of 2020. Subscription and support revenue contributed $91.2 million, up 29.0% versus the second quarter of 2020. Professional services revenue was $14.4 million, an increase of 9.3% compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the second quarter of 2021 was $81.0 million compared with $61.6 million in the same quarter of 2020. GAAP gross margin was 76.7% versus 73.5% in the second quarter of 2020. Non-GAAP gross profit for the second quarter of 2021 was $82.0 million, an increase of 31.4% compared with the prior year's second quarter, and non-GAAP gross margin was 77.7% compared to 74.4% in the second quarter of 2020.
•Results from Operations: GAAP loss from operations for the second quarter of 2021 was $5.7 million compared with a loss of $16.7 million in the prior year's second quarter. Non-GAAP income from operations was $5.3 million, compared with non-GAAP loss from operations of $1.8 million in the second quarter of 2020.
•GAAP Net Loss: GAAP net loss for the second quarter of 2021 was $9.5 million compared with a net loss of $19.6 million for the prior year's second quarter. GAAP net loss per basic and diluted share was $0.19 compared with a net loss per basic and diluted share of $0.41 in the second quarter of 2020.
•Non-GAAP Net Income/Loss: Non-GAAP net income for the second quarter of 2021 was $3.8 million compared with net loss of $2.5 million in the prior year's second quarter. Non-GAAP net income per basic and diluted share was $0.07, compared with net loss per basic and diluted share of $0.05 in the second quarter of 2020.
•Liquidity: As of June 30, 2021, Workiva had cash, cash equivalents and marketable securities totaling $551.6 million, compared with $530.0 million as of December 31, 2020. Workiva had $345.0 million aggregate principal amount of 1.125% convertible senior notes due in 2026 and $17.5 million of finance lease obligations outstanding as of June 30, 2021.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 3,949 customers as of June 30, 2021, a net increase of 437 customers from June 30, 2020.
•Revenue Retention Rate: As of June 30, 2021, Workiva's revenue retention rate (excluding add-on revenue) was 96.0%, and the revenue retention rate including add-on revenue was 111.6%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of June 30, 2021, Workiva had 952 customers with an annual contract value (ACV) of more than $100,000, up 33% from 716 customers at June 30, 2020. Workiva had 500 customers with an ACV of more than $150,000, up 46% from 342 customers in the second quarter of 2020.
•On July 30, 2021, we acquired all of the equity interest in OneCloud, Inc., an integration platform as a service (iPaaS) company, in order to extend our integration and data preparation capabilities.
Financial Outlook
As of August 3, 2021, Workiva is providing guidance as follows:
Third Quarter 2021 Guidance:
•Total revenue is expected to be in the range of $108.0 million to $109.0 million.
•GAAP loss from operations is expected to be in the range of $17.6 million to $16.6 million.
•Non-GAAP loss from operations is expected to be in the range of $5.5 million to $4.5 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $0.40 to $0.38.
•Non-GAAP net loss per basic share is expected to be in the range of $0.12 to $0.10.
•Net loss per basic share is based on 51.5 million weighted-average shares outstanding.
Full Year 2021 Guidance:
•Total revenue is expected to be in the range of $430.0 million to $432.0 million.
•GAAP loss from operations is expected to be in the range of $47.7 million to $45.7 million.
•Non-GAAP income from operations is expected to be in the range of break-even to $2.0 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $1.19 to $1.15.
•Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.08 to $0.04.
•Net income (loss) per basic and diluted share is based on 51.2 million weighted-average shares outstanding.
Workiva has factored into its guidance the expected impacts of COVID-19 on its business and results of operations based on currently available information. Significant variation from these assumptions could cause the company to change its guidance, and it undertakes no obligation to update its assumptions, expectations or guidance. These statements are forward-looking, and actual results may differ materially, as further discussed below under the heading "Safe Harbor Statement".
Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the second quarter, in addition to discussing the Company’s outlook for the third quarter and full year 2021. To access this call, dial 833-968-1977 (U.S. domestic) or 647-689-6649 (international). The conference ID is 1817158. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through August 10, 2021, at 800-585-8367 (U.S. domestic) or 416-621-4642 (international). The replay pass code is 1817158. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.

About Workiva
Workiva Inc. (NYSE: WK) simplifies complex work for thousands of organizations worldwide. Customers trust Workiva’s open, intelligent and intuitive platform to connect data, documents and teams. The results: more efficiency, greater transparency and less risk. Learn more at workiva.com.

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Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and non-cash interest expense. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax, and non-cash interest expense related to our convertible senior notes from net loss. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability and equity components in a manner that reflects our non-convertible debt borrowing rate. This results in the debt component being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. As a result, we believe that excluding this non-cash interest expense attributable to the debt discount in calculating our non-GAAP measures is useful because this interest expense does not represent a cash outflow and is not indicative of our ongoing operational performance. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Investor Contact:		Media Contact:
Adam Terese		Kevin McCarthy
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com
(515) 663-4493		(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(unaudited)
Revenue
Subscription and support	$91,205	$70,696	$176,141	$139,057
Professional services	14,382	13,164	33,668	30,604
Total revenue	105,587	83,860	209,809	169,661
Cost of revenue
Subscription and support (1)	14,098	12,098	27,300	24,251
Professional services (1)	10,493	10,146	20,967	20,389
Total cost of revenue	24,591	22,244	48,267	44,640
Gross profit	80,996	61,616	161,542	125,021
Operating expenses
Research and development (1)	27,830	23,508	54,464	46,502
Sales and marketing (1)	41,525	35,270	82,560	71,387
General and administrative (1)	17,384	19,553	34,405	32,922
Total operating expenses	86,739	78,331	171,429	150,811
Loss from operations	(5,743)	(16,715)	(9,887)	(25,790)
Interest income	255	655	615	2,361
Interest expense	(3,502)	(3,489)	(6,987)	(6,967)
Other (expense) income, net	(156)	(68)	(540)	650
Loss before provision (benefit) for income taxes	(9,146)	(19,617)	(16,799)	(29,746)
Provision (benefit) for income taxes	368	(5)	39	284
Net loss	$(9,514)	$(19,612)	$(16,838)	$(30,030)
Net loss per common share:
Basic and diluted	$(0.19)	$(0.41)	$(0.33)	$(0.63)
Weighted-average common shares outstanding - basic and diluted	51,065,867	48,171,552	50,657,264	47,858,628

(1) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(unaudited)
Cost of revenue
Subscription and support	$597	$436	$1,093	$867
Professional services	409	365	776	790
Operating expenses
Research and development	2,417	2,040	4,848	3,623
Sales and marketing	2,837	2,944	6,386	5,680
General and administrative	4,792	9,109	9,572	13,870

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$322,194	$322,831
Marketable securities	229,419	207,207
Accounts receivable, net	65,908	68,922
Deferred costs	26,646	21,923
Other receivables	2,750	3,155
Prepaid expenses and other	12,045	9,047
Total current assets	658,962	633,085
Property and equipment, net	28,922	29,365
Operating lease right-of-use assets	15,558	15,844
Deferred costs, non-current	28,797	23,421
Intangible assets, net	1,516	1,583
Other assets	5,127	3,708
Total assets	$738,882	$707,006
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,704	$2,843
Accrued expenses and other current liabilities	76,682	68,256
Deferred revenue	224,952	208,990
Finance lease obligations	1,752	1,705
Total current liabilities	307,090	281,794
Convertible senior notes, net	294,040	289,490
Deferred revenue, non-current	32,219	35,894
Other long-term liabilities	1,338	1,680
Operating lease liabilities, non-current	16,355	17,209
Finance lease obligations, non-current	15,774	16,662
Total liabilities	666,816	642,729
Stockholders’ equity
Common stock	50	49
Additional paid-in-capital	503,350	478,698
Accumulated deficit	(431,538)	(414,700)
Accumulated other comprehensive income	204	230
Total stockholders’ equity	72,066	64,277
Total liabilities and stockholders’ equity	$738,882	$707,006

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(unaudited)
Cash flows from operating activities
Net loss	$(9,514)	$(19,612)	$(16,838)	$(30,030)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,097	1,052	2,151	2,115
Stock-based compensation expense	11,052	14,894	22,675	24,830
Provision for (recovery of) doubtful accounts	17	319	(101)	359
Amortization of premiums and discounts on marketable securities, net	763	112	1,388	213
Amortization of debt discount and issuance costs	2,284	2,213	4,550	4,410
Deferred income tax	362	(131)	16	(131)
Changes in assets and liabilities:
Accounts receivable	(12,106)	3,847	3,159	18,112
Deferred costs	(9,018)	(2,166)	(10,077)	(1,563)
Operating lease right-of-use asset	977	875	1,921	1,973
Other receivables	585	58	424	(195)
Prepaid expenses	722	(890)	(3,025)	(2,845)
Other assets	(110)	(609)	(683)	(683)
Accounts payable	(1,172)	(1,692)	736	(3,074)
Deferred revenue	11,900	(3,640)	12,079	(4,868)
Operating lease liability	(1,202)	(1,178)	(2,278)	(2,323)
Accrued expenses and other liabilities	16,123	13,737	8,166	5,716
Net cash provided by operating activities	12,760	7,189	24,263	12,016
Cash flows from investing activities
Purchase of property and equipment	(811)	(696)	(1,660)	(1,384)
Purchase of marketable securities	(51,217)	(16,457)	(94,872)	(37,289)
Sale of marketable securities	250	—	250	11,423
Maturities of marketable securities	30,206	13,062	70,792	26,037
Purchase of intangible assets	(52)	(74)	(123)	(151)
Other	(750)	—	(750)	—
Net cash used in investing activities	(22,374)	(4,165)	(26,363)	(1,364)

Cash flows from financing activities
Proceeds from option exercises	1,480	6,664	5,618	9,458
Taxes paid related to net share settlements of stock-based compensation awards	(731)	(732)	(7,877)	(2,111)
Proceeds from shares issued in connection with employee stock purchase plan	—	—	4,237	3,660
Principal payments on finance lease obligations	(424)	(404)	(841)	(802)
Net cash provided by financing activities	325	5,528	1,137	10,205
Effect of foreign exchange rates on cash	310	135	326	(478)
Net (decrease) increase in cash and cash equivalents	(8,979)	8,687	(637)	20,379
Cash and cash equivalents at beginning of period	331,173	393,434	322,831	381,742
Cash and cash equivalents at end of period	$322,194	$402,121	$322,194	$402,121

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Gross profit, subscription and support	$77,107	$58,598	$148,841	$114,806
Add back: Stock-based compensation	597	436	1,093	867
Gross profit, subscription and support, non-GAAP	$77,704	$59,034	$149,934	$115,673
As a percentage of subscription and support revenue, non-GAAP	85.2%	83.5%	85.1%	83.2%

Gross profit, professional services	$3,889	$3,018	$12,701	$10,215
Add back: Stock-based compensation	409	365	776	790
Gross profit, professional services, non-GAAP	$4,298	$3,383	$13,477	$11,005
As a percentage of professional services revenue, non-GAAP	29.9%	25.7%	40.0%	36.0%

Gross profit	$80,996	$61,616	$161,542	$125,021
Add back: Stock-based compensation	1,006	801	1,869	1,657
Gross profit, non-GAAP	$82,002	$62,417	$163,411	$126,678
As percentage of revenue, non-GAAP	77.7%	74.4%	77.9%	74.7%

Cost of revenue, subscription and support	$14,098	$12,098	$27,300	$24,251
Less: Stock-based compensation	597	436	1,093	867
Cost of revenue, subscription and support, non-GAAP	$13,501	$11,662	$26,207	$23,384
As percentage of revenue, non-GAAP	12.8%	13.9%	12.5%	13.8%

Cost of revenue, professional services	$10,493	$10,146	$20,967	$20,389
Less: Stock-based compensation	409	365	776	790
Cost of revenue, professional services, non-GAAP	$10,084	$9,781	$20,191	$19,599
As percentage of revenue, non-GAAP	9.6%	11.7%	9.6%	11.6%

Research and development	$27,830	$23,508	$54,464	$46,502
Less: Stock-based compensation	2,417	2,040	4,848	3,623
Research and development, non-GAAP	$25,413	$21,468	$49,616	$42,879
As percentage of revenue, non-GAAP	24.1%	25.6%	23.6%	25.3%

Sales and marketing	$41,525	$35,270	$82,560	$71,387
Less: Stock-based compensation	2,837	2,944	6,386	5,680
Sales and marketing, non-GAAP	$38,688	$32,326	$76,174	$65,707
As percentage of revenue, non-GAAP	36.6%	38.5%	36.3%	38.7%

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
General and administrative	$17,384	$19,553	$34,405	$32,922
Less: Stock-based compensation	4,792	9,109	9,572	13,870
General and administrative, non-GAAP	$12,592	$10,444	$24,833	$19,052
As percentage of revenue, non-GAAP	11.9%	12.5%	11.8%	11.2%

Loss from operations	$(5,743)	$(16,715)	$(9,887)	$(25,790)
Add back: Stock-based compensation	11,052	14,894	22,675	24,830
Income from operations, non-GAAP	$5,309	$(1,821)	$12,788	$(960)
As percentage of revenue, non-GAAP	5.0%	(2.2)%	6.1%	(0.6)%

Net loss	$(9,514)	$(19,612)	$(16,838)	$(30,030)
Add back: Stock-based compensation	11,052	14,894	22,675	24,830
Add back: Non-cash interest expense related to convertible senior notes	2,284	2,213	4,550	4,410
Net income (loss), non-GAAP	$3,822	$(2,505)	$10,387	$(790)
As percentage of revenue, non-GAAP	3.6%	(3.0)%	5.0%	(0.5)%

Net loss per basic and diluted share:	$(0.19)	$(0.41)	$(0.33)	$(0.63)
Add back: Stock-based compensation	0.22	0.31	0.45	0.52
Add back: Non-cash interest expense related to convertible senior notes	0.04	0.05	0.09	0.09
Net income (loss) per basic share, non-GAAP	$0.07	$(0.05)	$0.21	$(0.02)
Net income (loss) per diluted share, non-GAAP	$0.07	$(0.05)	$0.19	$(0.02)

Weighted-average common shares outstanding - basic, non-GAAP	51,065,867	48,171,552	50,657,264	47,858,628
Weighted-average common shares outstanding - diluted, non-GAAP	55,064,895	48,171,552	55,081,027	47,858,628

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending September 30, 2021			Year ending December 31, 2021

Loss from operations, GAAP range	$(17,600)	-	$(16,600)	$(47,700)	-	$(45,700)
Add back: Stock-based compensation	12,100		12,100	47,700		47,700
Income (loss) from operations, non-GAAP range	$(5,500)	-	$(4,500)	$—	-	$2,000

Net loss per share, GAAP range	$(0.40)	-	$(0.38)	$(1.19)	-	$(1.15)
Add back: Stock-based compensation	0.23		0.23	0.93		0.93
Add back: Non-cash interest expense related to convertible senior notes	0.05		0.05	0.18		0.18
Net loss per share, non-GAAP range	$(0.12)	-	$(0.10)	$(0.08)	-	$(0.04)

Weighted-average common shares outstanding - basic	51,500,000		51,500,000	51,200,000		51,200,000